As filed with the Securities and Exchange Commission on June 30, 1998
                                               Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                              THE SECURITIES ACT OF
                                      1933

                       Host Marriott Services Corporation
             (Exact name of registrant as specified in its charter)

              Delaware                                     52-1938672
     -------------------------------                   ------------------
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)

                              6600 Rockledge Drive
                            Bethesda, Maryland 20817
               --------------------------------------------------
               (Address of principal executive offices) (zip code)

                       Host Marriott Services Corporation
                          Employee Stock Purchase Plan
                          ----------------------------
                              (Full title of plan)

                                  Joe P. Martin
                    Senior Vice President and General Counsel
                              6600 Rockledge Drive
                            Bethesda, Maryland 20817
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (301) 380-7000
                     ---------------------------------------
                     (Telephone number of agent for service)

                                    Copy to:
                               Cary J. Meer, Esq.
                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                             Washington, D.C. 20036

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================

                                                Proposed            Proposed
                                                maximum             maximum           Amount of
Title of securities        Amount to            offering price      aggregate         registration
to be registered           be registered        per share           offering price    fee

-----------------------------------------------------------------------------------------------------------------
Common stock, no par       500,000 shares       $14.53125(1)      $7,265,625.00(1)    $2,143.36
value per share
-----------------------------------------------------------------------------------------------------------------

(1) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low sales prices for the Registrant's Common Stock reported on the New York Stock Exchange on June 26, 1998.

                       DOCUMENTS INCORPORATED BY REFERENCE

         Host Marriott Services Corporation's earlier Registration Statement on Form S-8 ("Original Registration Statement"), filed with the Securities and Exchange Commission on December 28, 1995 (File No. 33-80941), pertaining to the Host Marriott Services Corporation Employee Stock Purchase Plan is incorporated herein by reference. This incorporation is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.           EXHIBITS.

         The  following  are  filed  herewith  as  part  of  this   Registration
Statement:

         EXHIBIT NO.                                 EXHIBIT
         ----------                                  -------

              5.1 Opinion of Joe P. Martin, Esq., Senior Vice President and General Counsel, as to the legality of the securities being registered

              23.1     Consent of Arthur Andersen LLP

              23.2 The consent of Joe P. Martin, Esq., Senior Vice President and General Counsel, to the use of his opinion as an exhibit to this Registration Statement is included in his opinion filed herewith as Exhibit 5.1

              24       Power of Attorney (see page 5)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 29th day of June, 1998.

                                         HOST MARRIOTT SERVICES CORPORATION



                                    By:  /s/ William W. McCarten
                                         -----------------------------
                                         William W. McCarten
                                         President and
                                         Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe P. Martin and Timothy H. Pease, and each of them, his or her attorney-in-fact, with power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                                Date
---------                        -----                                ----

/s/ William J. Shaw
------------------------         Director and Chairman of the      June 24, 1998
William J. Shaw                  Board


/s/ William W. McCarten
------------------------         President, Chief Executive        June 29, 1998
William W. McCarten              Officer and Director
                                 (Principal Executive Officer)

/s/ Brian W. Bethers
------------------------         Senior Vice President, Chief      June 26, 1998
Brian W. Bethers                 Financial Officer and
                                 Treasurer
                                 (Principal Financial Officer)

Signature                        Title                                Date
---------                        -----                                ----

/s/ Timothy H. Pease
------------------------         Vice President, Controller and    June 29, 1998
Timothy H. Pease                 Chief Accounting Officer
                                 (Principal Accounting Officer)



------------------------         Director                          June __, 1998
J. Willard Marriott, Jr.


/s/ Richard E. Marriott
------------------------         Director                          June 25, 1998
Richard E. Marriott


/s/ R. Michael McCullough
------------------------         Director                          June 29, 1998
R. Michael McCullough


/s/ Rosemary M. Collyer
------------------------         Director                          June 25, 1998
Rosemary M. Collyer


/s/ Gilbert T. Ray
------------------------         Director                          June 29, 1998
Gilbert T. Ray



------------------------         Director                          June __, 1998
Andrew J. Young

                                  EXHIBIT INDEX

         The following  exhibits are filed herewith as part of this Registration
Statement:

Exhibit No.         Description
-----------         -----------

5.1 Opinion of Joe P. Martin, Esq., Senior Vice President and General Counsel, as to the legality of the securities being registered

23.1                Consent of Arthur Andersen LLP

23.2 The consent of Joe P. Martin, Esq., Senior Vice President and General Counsel, to the use of his opinion as an exhibit to this Registration Statement is included in his opinion filed herewith as Exhibit 5.1

24                  Power of Attorney (see page 5)